EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 08-42

XTO ENERGY ANNOUNCES RECORD PRODUCTION, REVENUES

AND CASH FLOW IN THIRD QUARTER

FORT WORTH, TX (November 5, 2008) – XTO Energy Inc. (NYSE-XTO) today reported third quarter 2008 production of 2.39 billion cubic feet equivalent (Bcfe) per day, up 24% from the third quarter 2007 level of 1.93 Bcfe per day, and up 9% sequentially from 2.20 Bcfe per day in second quarter 2008. Total revenues for the third quarter were a record $2.13 billion, a 50% increase from $1.42 billion the prior year. Earnings for the quarter reached $521 million, or $0.95 per share ($0.94 diluted), a 26% increase from third quarter 2007 earnings of $412 million, or $0.86 per share ($0.84 diluted). After adjusting for the after-tax effects of a $24 million non-cash derivative fair value loss, adjusted earnings for third quarter 2008 were $545 million, or $1.00 per share ($0.99 diluted). Third quarter 2007 adjusted earnings were $416 million, or $0.86 per share ($0.85 diluted).1

Operating income for the quarter was $969 million, a 37% increase from third quarter 2007 operating income of $707 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities and exploration expense, was $1.52 billion, up 66% from 2007 third quarter comparable operating cash flow of $916 million.1

Third quarter daily gas production averaged 1.95 Bcf, up 25% from third quarter 2007 daily production of 1.56 Bcf. Daily oil production for the third quarter was 57.6 thousand barrels, a 21% increase from the third quarter 2007 level of 47.6 thousand barrels. During the quarter, natural gas liquids production was 15.5 thousand barrels per day, a 13% increase from the prior year quarter rate of 13.7 thousand barrels per day.

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XTO Energy Announces Record Production, Revenues and Cash Flow in Third Quarter

“Once again, our strong results for the quarter delivered record performance for XTO and our shareholders. The Company’s volume growth continues on pace and record cash flow is expected for the year,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “Moving into 2009, XTO Energy is positioned for another record performance, even with the obvious challenges in the global marketplace. Our dominant positions in numerous prolific basins give XTO visible growth with outstanding economic margins. With a hedge price of $11 per Mcfe on 70% of our expected production, combined with the current commodity strip, cash flow for 2009 is targeted to grow by more than 25%. This advantage gives us maximum flexibility. We plan to deliver growth, accrete shareholder value and reduce debt by at least $1 billion.”

“This quarter offered great opportunities for our operational team as we integrated the acquisition properties and began to see exciting field results,” Keith A. Hutton, President, further commented. “In our Eastern Region, the Freestone Trend increased to a current daily rate of about 740 MMcfe, up 4.2% from the last quarter. Our production potential for the field over the next few years is targeted at 1 Bcf per day. In the Barnett Shale region, net production climbed over 5% to 488 MMcfe per day. Drilling activity in the Fayetteville Shale, with 7 rigs working, and the Woodford Shale, with 6 rigs, is now accelerating. These shale plays will emerge as strong growth platforms for 2009 and beyond. In our other significant regions – the Permian, San Juan and Mid-Continent – production volumes increased by 16%, 20% and 41%, respectively, from the prior year. Finally, as highlighted in a separate release, new wells from the Bakken Shale region, including a discovery well in the Three Forks/Sanish formation, along with recent completions in offshore producing fields, offer excitement to our expanded base of prolific growth assets.”

The average realized gas price for the third quarter increased 17% to $8.42 per thousand cubic feet (Mcf) from $7.20 per Mcf in third quarter 2007. Natural gas liquids prices averaged

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XTO Energy Announces Record Production, Revenues and Cash Flow for Third Quarter

$53.65 per barrel for the quarter, 18% higher than the 2007 quarter average price of $45.29. The third quarter average oil price was $93.40 per barrel, a 32% increase from last year’s third quarter average price of $70.73.

For the first nine months of 2008, the Company reported earnings of $1.56 billion or $3.02 per share ($2.98 diluted), compared with earnings of $1.23 billion or $2.62 per share ($2.58 diluted) for the same 2007 period. After adjusting for the after-tax effect of a $7 million non-cash derivative fair value gain, the Company’s adjusted earnings were $1.55 billion, or $3.00 per share ($2.96 diluted), up 24% compared to year-to-date 2007 adjusted earnings of $1.25 billion, or $2.68 per share ($2.64 diluted).1 Operating cash flow was a record $3.81 billion for the first nine months of 2008, compared with $2.58 billion for the 2007 period. 1 Total revenues for the first nine months of 2008 were a record $5.73 billion, a 46% increase from revenues of $3.92 billion for the same 2007 period. Year-to-date operating income was $2.80 billion, a 35% increase from $2.08 billion for the first nine months of 2007.

* * *

An Operations Overview detailing third quarter activities is available on the Company’s website at http://www.xtoenergy.com.

* * *

XTO Energy Inc. is a domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana, Mississippi, Montana, North Dakota, Pennsylvania, New York, West Virginia and Kentucky.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

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XTO Energy Announces Record Production, Revenues and Cash Flow in Third Quarter

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s third quarter 2008 earnings and operational review conference call will be broadcast live via Internet webcast at 10:00 a.m. (EST) on Wednesday, November 5, 2008. The webcast may be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to volume growth, cash flow for 2008, cash flow growth for 2009, economic margins, value creation for stockholders, debt reduction in 2009, production potential in the Freestone Trend and growth assets are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and general market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

(tables follow)

XTO ENERGY INC.	Three Months Ended		Nine Months Ended
(in millions, except production, per share and per unit data)	September 30,		September 30,
(Unaudited)	2008	2007	2008	2007

Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$1,586	$1,090	$4,333	$2,981
Oil and condensate	495	310	1,298	865
Gas gathering, processing and marketing	43	25	103	77
Other	1	(4)	—	(4)

Total Revenues	2,125	1,421	5,734	3,919

EXPENSES

Production	262	165	670	440
Taxes, transportation and other	206	124	554	312
Exploration (a)	30	22	62	33
Depreciation, depletion and amortization	498	326	1,294	831
Accretion of discount in asset retirement obligation	7	5	21	16
Gas gathering and processing	25	21	70	62
General and administrative (b)	83	48	261	156
Derivative fair value (gain) loss (c)	45	3	3	(10)

Total Expenses	1,156	714	2,935	1,840

OPERATING INCOME	969	707	2,799	2,079

OTHER EXPENSE

Interest expense, net (d)	132	64	325	158

INCOME BEFORE INCOME TAX	837	643	2,474	1,921

INCOME TAX

Current (e)	(65)	100	155	307
Deferred	381	131	758	387

Total Income Tax Expense	316	231	913	694

NET INCOME	$521	$412	$1,561	$1,227

EARNINGS PER COMMON SHARE (f)

Basic	$0.95	$0.86	$3.02	$2.62

Diluted	$0.94	$0.84	$2.98	$2.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (f)

Basic	546.6	481.1	517.3	468.2

Diluted	552.2	489.2	524.4	475.9

Average Daily Production

Gas (Mcf)	1,949,436	1,560,699	1,817,971	1,386,098
Natural Gas Liquids (Bbls)	15,517	13,674	15,687	13,235
Oil (Bbls)	57,637	47,603	53,500	46,441
Natural Gas Equivalents (Mcfe)	2,388,361	1,928,357	2,233,097	1,744,160

Average Sales Prices (g)

Gas (per Mcf)	$8.42	$7.20	$8.22	$7.48
Natural Gas Liquids (per Bbl)	$53.65	$45.29	$55.14	$41.22
Oil (per Bbl)	$93.40	$70.73	$88.55	$68.17

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XTO ENERGY INC.
Consolidated Statements of Cash Flows (Unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
OPERATING ACTIVITIES

Net income	$521	$412	$1,561	$1,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	498	326	1,294	831
Accretion of discount in asset retirement obligation	7	5	21	16
Non-cash incentive compensation	37	8	110	38
Dry hole expense	5	2	7	10
Deferred income tax	381	131	758	387
Non-cash change in derivative fair value (gain) loss	38	6	(11)	42
Other non-cash items	8	6	12	7
Changes in operating assets and liabilities, net of effects of acquisition of corporation (1)	159	94	(2)	83

Cash Provided by Operating Activities	1,654	990	3,750	2,641

INVESTING ACTIVITIES

Proceeds from sale of property and equipment	—	1	—	1
Property acquisitions, including acquisitions of corporations	(4,826)	(2,787)	(7,846)	(3,256)
Development costs, capitalized exploration costs and dry hole expense	(818)	(728)	(2,354)	(1,956)
Other property and asset additions	(203)	(235)	(552)	(507)

Cash Used by Investing Activities	(5,847)	(3,749)	(10,752)	(5,718)

FINANCING ACTIVITIES

Proceeds from long-term debt	6,698	3,786	13,481	5,751
Payments on long-term debt	(3,910)	(1,233)	(9,011)	(3,098)
Dividends	(61)	(47)	(181)	(124)
Senior note offerings and debt costs	(15)	(18)	(32)	(19)
Net proceeds from common stock offerings	1,388	—	2,612	1,009
Proceeds from exercise of stock options and warrants	2	4	23	26
Payments upon exercise of stock options	(2)	(30)	(70)	(44)
Excess tax benefit on exercise of stock options	—	31	64	48
Other, primarily increase in cash overdrafts	63	28	135	27

Cash Provided by Financing Activities	4,163	2,521	7,021	3,576

INCREASE IN CASH AND CASH EQUIVALENTS	(30)	(238)	19	499

Cash and Cash Equivalents, Beginning of Period	49	742	—	5

Cash and Cash Equivalents, End of Period	$19	$504	$19	$504

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$168	$48	$(370)	$(40)
Other current assets	48	(47)	59	3
Other operating assets and liabilities	(6)	3	(5)	(5)
Current liabilities	(51)	90	314	125

	$159	$94	$(2)	$83

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XTO ENERGY INC.
Consolidated Balance Sheets

(in millions, except shares)	September 30, 2008	December 31, 2007
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$19	$—
Accounts receivable, net	1,446	852
Derivative fair value	1,048	199
Current income tax receivable	7	118
Deferred income tax benefit	—	20
Other	181	98

Total Current Assets	2,701	1,287

Property and Equipment, at cost - successful efforts method:
Proved properties	29,144	18,671
Unproved properties	3,567	1,050
Other	2,068	1,376

Total Property and Equipment	34,779	21,097
Accumulated depreciation, depletion and amortization	(5,169)	(3,897)

Net Property and Equipment	29,610	17,200

Other Assets:
Derivative fair value	541	—
Acquired gas gathering contracts, net of accumulated amortization	107	112
Goodwill	1,452	215
Other	137	108

Total Other Assets	2,237	435

TOTAL ASSETS	$34,548	$18,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$2,119	$1,264
Payable to royalty trusts	28	30
Derivative fair value	102	239
Deferred income tax payable	345	—
Other	30	4

Total Current Liabilities	2,624	1,537

Long-term Debt	11,122	6,320

Other Liabilities:
Derivative fair value	2	4
Deferred income taxes payable	4,641	2,610
Asset retirement obligation	721	450
Other	72	60

Total Other Liabilities	5,436	3,124

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 582,005,096 and 490,434,003 shares issued)	6	5
Additional paid-in capital	8,257	3,172
Treasury stock, at cost (5,187,329 and 5,140,230 shares)	(134)	(134)
Retained earnings	6,307	4,938
Accumulated other comprehensive income (loss)	930	(40)

Total Stockholders’ Equity	15,366	7,941

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,548	$18,922

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XTO ENERGY INC.

(a)

Includes geological and geophysical costs, as well as dry hole costs of $5 million in the three-month and $7 million in the nine-month 2008 periods, and $2 million in the three-month and $10 million in the nine-month 2007 periods.

(b)

Includes non-cash incentive award compensation of $37 million in the three-month and $110 million in the nine-month 2008 periods, and $8 million in the three-month and $38 million in the nine-month 2007 periods.

(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Other non-hedge derivatives	$58	$(7)	$(5)	$(4)

Ineffective portion of hedge derivatives	(13)	10	8	(6)

Total derivative fair value (gain) loss	$45	$3	$3	$(10)

(d)	Net of capitalized interest of $11 million in the three-month and $26 million in the nine-month 2008 periods, and $8 million in the three-month and $21 million in the nine-month 2007 periods.

(e)

The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options not expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $2 million in the three-month and $71 million for the nine-month 2008 periods, and $31 million in the three-month and $48 million for the nine-month 2007 periods.

(f)	All weighted average common shares and earnings per share amounts have been adjusted for the five-for-four stock split effected December 13, 2007.

(g)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. If realized non-hedge and ineffective gains and losses, attributable to third quarter and nine-month production, had been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Gas (per Mcf)	$8.37	$7.21	$8.19	$7.61

Natural gas liquids (per Bbl)	$53.77	$45.29	$55.23	$41.22

Oil (per Bbl)	$93.52	$70.89	$88.56	$68.45

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

–	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

–	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

–

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2008	2007	2008	2007

Net income	$521	$412	$1,561	$1,227
Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	24	4	(7)	27

Adjusted earnings	$545	$416	$1,554	$1,254

Adjusted earnings per common share:

Basic	$1.00	$0.86	$3.00	$2.68

Diluted	$0.99	$0.85	$2.96	$2.64

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

–

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

–

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2008	2007	2008	2007

Cash Provided by Operating Activities	$1,654	$990	$3,750	$2,641

Changes in operating assets and liabilities	(159)	(94)	2	(83)
Exploration expense, excluding dry hole expense	25	20	55	23

Operating Cash Flow	$1,520	$916	$3,807	$2,581

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